7934887v.1
                    EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ___

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

          N/A      20-1177241
          (Jurisdiction of incorporation     (I.R.S. Employer
          or organization if not a U.S.      Identification No.)
          national bank)

          452 Fifth Ave
          New York, New York      10018-2706
          (Address of principal executive offices)   (Zip Code)
Jamie Pratt, Managing Director
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-6039
(Name, address and telephone number of agent for service)

TEREX CORPORATION
(Exact name of obligor as specified in its charter)

Delaware        34-1531521
          (State or other jurisdiction     (I.R.S. Employer
  of incorporation or organization)    Identification No.)

          200 Nyala Farm Road
Westport, Connecticut     06880
          (Address of principal executive offices)    (Zip Code)

Senior Debt Securities
(Title of Indenture Securities)

General
Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Amended and Restated Articles of Association of HSBC Bank USA, National Association and as amended and restated as of February 9, 2018.

T1A(ii)	(2)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(3)	OCC Certification of Fiduciary Powers dated February 20, 2019 for HSBC Bank USA, National Association

T1A(iv)	(4)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)		Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (for the quarter ending March 30, 2020), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto.

(2)Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(3) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto.

(4) Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-236366 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 3rd day of August, 2020.

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Efren Almazan            Efren
Efren Almazan
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, HSBC Bank USA, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Efren Almazan
Name: Efren Almazan
Title: Vice President

New York, New York
August 3, 2020

Exhibit 7

Consolidated Report of Condition of

HSBC Bank USA, National Association
of Tysons, VA 22102
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2020, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Thousands
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin $983,073
Interest-bearing balances $26,386,169
Securities:
Held-to-maturity securities $12,979,164
Available-for-sale securities $40,791,743
Equity securities with readily determinable fair value not held for trading $140,465
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices $0
Securities purchased under agreements to resell $4,642,727
Loans and lease financing receivables:
Loans and leases held for sale $249,877
Loans and leases, held for investment $78,656,403
LESS: Allowance for loan and lease losses $931,486
Loans and leases held for investment, net of allowance $77,724,917
Trading assets $29,253,212
Premises and fixed assets (including capitalized leases) $779,971
Other real estate owned $6,461
Investments in unconsolidated subsidiaries and associated companies $13,446
Direct and indirect investments in real estate ventures $1
Intangible assets $474,876
Other assets $7,459,580
___________
Total assets $201,885,682

LIABILITIES
Deposits:
In domestic offices $137,564,983
Noninterest-bearing $28,290,941
Interest-bearing $109,274,042
In foreign offices, Edge and Agreement subsidiaries, and IBFs $8,732,966
Noninterest-bearing $188,646
Interest-bearing $8,544,320
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices $2,553,000
Securities sold under agreements to repurchase $12,581,217

Dollar Amounts
In Thousands
_______________

Trading liabilities $3,902,567
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases) $8,334,071
Subordinated notes and debentures $2,849,112
Other liabilities $3,747,991
_______
Total liabilities $180,265,907

EQUITY CAPITAL
Perpetual preferred stock and related surplus $2,500,000
Common stock $2,002
Surplus (exclude all surplus related to preferred stock) $16,079,138
Retained earnings $2,211,599
Accumulated other comprehensive income $826,968
Other equity capital components $0
________
Total bank equity capital $21,619,707
Noncontrolling (minority) interests in consolidated subsidiaries $68

Total equity capital $21,619,775
________
Total liabilities, and equity capital $201,885,682